EXHIBIT 23.1

          Consent of Independent Certified Public Accountants



We have issued our report dated February 23, 2001, accompanying the consolidated financial statements included in the Annual Report of Access Pharmaceuticals, Inc. on Form 10-K for the year ended December 31,
2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Access Pharmaceuticals, Inc. on Form S-3 (File No. 333-37786, File No. 333-52030 and File No. 333-95413)
and on Form S-8 (File No. 33-10626, File No. 33-41134 and File No.
333-45646).




/s/  Grant Thornton LLP
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Grant Thornton LLP


Dallas, Texas
March 30, 2001